Exhibit 11

August 28, 2020

Portman Ridge Finance Corporation

650 Madison Avenue

23rd Floor

New York, New York 10022

Ladies and Gentlemen:

We have acted as counsel to Portman Ridge Finance Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form N-14 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the issuance by the Company of an aggregate of 34,996,178 shares of Common Stock, par value $0.01 per share (the “Shares”) in connection with the transactions contemplated by the Agreement and Plan of Merger, dated as of June 24, 2020, by and among the Company, Citadel Acquisition Sub Inc., Garrison Capital Inc. and Sierra Crest Investment Management LLC (the “Merger Agreement”).

We have examined the Registration Statement and the Merger Agreement, which has been filed with the Commission as an annex to the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that, when the Shares have been issued and delivered in accordance with the terms of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

We do not express any opinion herein concerning any law other than the Delaware General Corporation Law.

We hereby consent to the filing of this opinion letter as Exhibit 11 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP
SIMPSON THACHER & BARTLETT LLP

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